                                                                   Exhibit 4(e)









                                   ADVO, INC.


                        Deferred Compensation Plan Trust





                             Effective June 1, 2000

                                  ADVO, Inc.
                        Deferred Compensation Plan Trust

                                Table of Contents

I.       DEFINITIONS                                                           2

    1.1     Beneficiary                                                        2
    1.2     Board of Directors                                                 2
    1.3     Change of Control                                                  2
    1.4     Company                                                            3
    1.5     Effective Date                                                     3
    1.6     Reserved                                                           3
    1.7     Excess Assets                                                      3
    1.8     Funding Amount                                                     4
    1.9     General Creditors                                                  4
    1.10    Insolvent                                                          4
    1.11    Investment Manager                                                 4
    1.12    IRC                                                                4
    1.13    Participant                                                        4
    1.14    Reserved                                                           4
    1.15    Plan Administrator                                                 4
    1.16    Potential Change of Control                                        4
    1.17    Potential Change of Control Period                                 5
    1.18    Reserved                                                           5
    1.19    Trust                                                              5
    1.20    Trust Fund                                                         5
    1.21    Trustee                                                            5
    1.22    Valuation Date                                                     5

II.         ESTABLISHMENT OF THE TRUST                                         5
    2.1     Trust                                                              5
    2.2     Description of Trust                                               6
    2.3     Irrevocability                                                     7
    2.4     Acceptance by the Trustee                                          7

III.        CONTRIBUTIONS                                                      7

    3.1     Calculations of Funding Amount                                     7
    3.2     Contributions as of Each Valuation Date                            7
    3.3     Additional Contributions by Company                                8
    3.4     No Dilution of Trust                                               8

IV.         ACCOUNTING AND ADMINISTRATION                                      8

    4.1     Trustee Recordkeeping                                              8
    4.2     Company Recordkeeping                                              8
    4.3     Periodic Accounting                                                9
    4.4     Administrative Powers of Trustee                                  10

V.          INVESTMENTS                                                       12

    5.1     Generally                                                         12
    5.2     Investment Powers of Trustee                                      12
    5.3     Investment Managers                                               15
    5.4     Reserved                                                          16
    5.5     Single Fund                                                       16

VI.         PAYMENTS FROM THE TRUST                                           16

    6.1     Obligation of Trustee to Make Payments
            to Participants                                                   16
    6.2     Obligation of the Company to Make Payments
            to Participants                                                   17
    6.3     Distributions to Participants                                     17
    6.4     Reserved                                                          17
    6.5     Insufficient Trust Fund Assets                                    17
    6.6     Payment of Excess Assets to Company                               18
    6.7     Company to Pay Withholding and Employment Taxes                   18
    6.8     Payment in Reversion to Company                                   18
    6.9     Arbitration of Disputes                                           18

VII.        PAYMENTS ON INSOLVENCY OF THE COMPANY                             19

    7.1     No Security Interest                                              19
    7.2     Determination of Insolvency                                       19
    7.3     Payments When Company Is Insolvent                                20
    7.4     Resumption of Duties after Insolvency                             21
    7.5     Reserved                                                          21

VIII.       RESIGNATION OR REMOVAL OF TRUSTEE                                 21

    8.1     Resignation or Removal of Trustee                                 21
    8.2     Successor Trustee                                                 22
    8.3     Duties of Retiring and Successor Trustees                         22
    8.4     Reserved                                                          23

IX.         AMENDMENT AND TERMINATION OF TRUST                                23

    9.1     Amendment                                                         23
    9.2     Termination                                                       24
    9.3     Reserved                                                          24

X.          GENERAL PROVISIONS                                                24

   10.1     Coordination with Plan                                            24
   10.2     Litigation                                                        24
   10.3     Trustee's Action Conclusive                                       25
   10.4     No Guarantee or Responsibility                                    25
   10.5     Liabilities Mutually Exclusive                                    25
   10.6     Indemnification                                                   25
   10.7     Expenses and Compensation                                         25
   10.8     Reserved                                                          26
   10.9     Notice                                                            26
   10.10    Antiassignment Clause                                             26
   10.11    True and Correct Document                                         26
   10.12    Waiver of Notice                                                  27
   10.13    Counterparts                                                      27
   10.14    Gender and Number                                                 27
   10.15    Successors                                                        27
   10.16    Severability                                                      27
   10.17    Applicable Law                                                    27

         EXHIBIT A                  ADVO, Inc.
                                    IRREVOCABLE GRANTOR TRUST
                                    FOR THE DEFERRED COMPENSATION PLAN

         EXHIBIT B                  ADVO, Inc.
                                    IRREVOCABLE GRANTOR TRUST
                                    PARTICIPANTS (as defined in the Trust)

                                  ADVO, Inc.

                       Deferred Compensation Plan Trust

     THIS TRUST AGREEMENT is made this 1st day of June, 2000 by and between ADVO, Inc., a Delaware corporation ("Company"), and Wells Fargo Bank, N.A. ("Trustee"), and any successor provided for in the Trust hereby evidenced, as Trustee.

WITNESSETH THAT:

     WHEREAS, the Company has established and maintains the Deferred Compensation Plan ("Plan"), an unfunded benefit plan, a copy of which is attached hereto as Exhibit A for the benefit of certain Company Executives listed on Exhibit B hereto, which Exhibits may be amended from time to time by the Company prior to a Potential Change of Control and/or Change of Control, and without the Trustee's consent; and

     WHEREAS, the Company desires to amend and restate said Trust agreement with the Trustee, and the Trustee agrees to the Trust as hereinbelow amended and restated; and

     WHEREAS, the Company has incurred and expects to continue to incur liabilities pursuant to the terms of the Plan and wishes to establish an irrevocable trust by placing assets in trust subject to the claims of the Company's creditors in the event the Company becomes Insolvent to pay benefits under the Plan or to be applied as otherwise provided for herein; and

     WHEREAS, it is the intention of the Company that amounts deferred to the Trust and the earnings thereon shall be used by the Trustee, subject to the claims of the Company's creditors in the event the Company becomes Insolvent, to satisfy the liabilities of the Company in accordance with the provisions hereof, and, upon satisfaction of all liabilities of the Company with respect to all Participants (and their Beneficiaries, if applicable), the assets, if any, remaining in the Trust shall revert to the Company; and

     WHEREAS, the Company intends that the existence of the Trust shall not alter the characteristics of the Plan as an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management and/or highly compensated employees, and shall not be construed to provide income for federal income tax purposes to a Participant (or his or her Beneficiary) prior to the actual payment of benefits under the Plan; and

     WHEREAS, the Trustee has agreed to serve as trustee of such trust;

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NOW, THEREFORE, in consideration of the mutual undertakings of the Company and the Trustee, the parties do hereby amend and restate the Trust and agree that the Trust shall be comprised, held, and disposed of as follows:

I. DEFINITIONS Unless the context requires otherwise, definitions as used herein shall have the same meaning as in the Plan when applied to said Plan.

     1.1 "Beneficiary" means the beneficiary designated as provided in the Plan as set forth in Exhibit A.

     1.2 "Board of Directors" means the Company's Board of Directors, as constituted from time to time.

     1.3 "Change of Control" means the occurrence of any of the following events:

     (a) Any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the common stock of the Company) acquires securities of the Company and immediately thereafter is the beneficial owner (except that a person shall be deemed to be the beneficial owner of all shares that any such person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Securities and Exchange Act of 1934, as amended ("Exchange Act")), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities (except that an acquisition of securities directly from the Company shall not be deemed an acquisition for purposes of this clause (a));

     (b) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause
          (a), (c) or (d) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved by excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms as used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation or proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board;

     (c) The consummation of a merger or consolidation of the Company with any other entity, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted in to voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation in which no premium is intended to be paid to any shareholder participating in the merger or consolidation;

     (d) The stockholders of the Company approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition) in which the case the Board shall determine the effective date of the Change in Control resulting therefrom; or

     (e) Any other event occurs which the Board determines, in its discretion, would materially alter the structure or its ownership.

           The Company shall promptly notify the Trustee of a Change of Control and the Trustee may conclusively rely upon such notice and shall have no duty to independently determine whether a Change of Control has occurred.

     1.4 "Company" means ADVO, Inc., a Delaware corporation, its successors and assigns.

     1.5  "Effective Date" means June 1, 2000.

     1.6  Reserved.

     1.7 "Excess Assets" means, assets of the Trust in excess of one hundred and twenty-five percent (125%) of the Funding Amount.

     1.8 "Funding Amount" means an amount equal to one hundred percent (100%) of the actual benefit obligation on the books of the Company as of the most recent Valuation Date, certified by the Company to the Trustee. Upon any Potential Change of Control and during any Potential Change of Control Period, "Funding Amount" means one hundred and twenty percent (120%) of the actual benefit obligation on the books of the Company as of the most recent Valuation Date, as certified by the Company to the Trustee.

     1.9 "General Creditors" means the unsecured general creditors of the Company, including without any priority the Participants.

     1.10 "Insolvent" and "Insolvency"mean that the Company

          (a)  is unable to pay its debts as they become due; or

          (b) is subject to a pending proceeding as a debtor under the Bankruptcy Code.

     1.11 "Investment Manager" means the investment manager(s) appointed by the Company in the manner provided in Section 5.3 to direct the investment of any part or all of the assets of the Trust Fund in accordance with Article V.

     1.12 "IRC" means the Internal Revenue Code of 1986, as amended.

     1.13 "Participant" means a Participant in the Plan. The Company agrees to list all Participants on Exhibit B annually attached hereto. Except after a Change of Control as provided in Section 3.4, the Company may add or delete Participants by delivering a new Exhibit B to the Trustee.

     1.14 Reserved.

     1.15 "Plan Administrator" means the party designated under the Plan as responsible for the management, operation, and administration of the Plan.

     1.16 "Potential Change of Control" means the date of the earliest occurrence of the following event:

     (a) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change of Control of the Company.

     1.17 "Potential Change of Control Period" means the one (1) year period immediately following the date of a Potential Change of Control. If a subsequent Potential Change of Control occurs during any Potential Change of Control Period, the Potential Change of Control Period shall end one (1) year following the date of the most recent Potential Change of Control.

          The Company shall promptly notify the Trustee of a Potential Change of Control and the Trustee may conclusively rely upon such notice and shall have no duty to independently determine whether a Potential Change of Control has occurred.

     1.18 Reserved.

     1.19 "Trust" means the irrevocable trust established pursuant to this Trust Agreement and all of the terms and conditions of this Trust Agreement, which is intended to constitute a grantor trust under IRC (S)(S) 671 et seq.

     1.20 "Trust Fund" means all monies, securities, and other property held by the Trustee, any custodian, or any insurance company under this Trust.

     1.21 "Trustee" shall mean the trustee named herein, and any successor trustee appointed pursuant to Article VIII.

     1.22 "Valuation Date" means the day in each calendar year which is the last day of the Company's fiscal year in each year, and such other times as the Company may determine. Each of (a) any date of a Potential Change of Control,
(b) the date of a Change of Control (c) the effective date of a Trustee's resignation or removal, and (d) the date of termination of the Trust shall also be a Valuation Date if any such date occurs other than on the last business day of the Company's fiscal Year.

II.  ESTABLISHMENT OF THE TRUST

     2.1 Trust. The Company hereby amends and restates the Trust with the Trustee, which Trust shall consist of such sums of money and other property acceptable to the

Trustee as from time to time have been and shall be paid or delivered by the Company to the Trustee as provided herein. All such money and other property, all investments and reinvestments made therewith, or the proceeds thereof, and all investment earnings and profits thereon, less all payments and charges as authorized herein, shall constitute the Trust Fund. The Trust Fund shall be held in trust by the Trustee, and shall be dealt with in accordance with the provisions of this Trust.

     2.2  Description of Trust. The Company represents and agrees that:

     (a) as amended and restated, the Trust is intended to be a grantor trust under IRC (S).(S). 671-678, and shall be construed accordingly. The Company intends and agrees that it is the "owner" or grantor of the Trust in its entirety, as that term is defined in subpart E, part I, subchapter J, chapter 1, subtitle A of the IRC and that, for income tax purposes, all income, deductions, and credits of the Trust Fund belong to it as owner, and will be included on its income tax or other required tax returns, and any income tax determined to be payable as a result thereof will be the sole obligation of and will be paid by, the Company;

     (b) a true and correct copy of the Plan, as in effect on the Effective Date hereof, is attached hereto as Exhibit A. The Company shall file with the Trustee, promptly upon its adoption, a true and correct copy of each amendment to the Plan;

     (c) the principal of the Trust and any earnings thereon shall be held by the Trustee separate and apart from other funds of the Company, and shall be used exclusively for the uses and purposes as herein set forth;

     (d) the Trust established under this agreement does not fund and is not intended to fund the Plan, or any other employee benefit plan or program of the Company. Neither the establishment of the Trust nor the payment or delivery of assets to the Trustee shall vest any Participant in any right, title, or interest in or to any assets of the Trust Fund;

     (e) Participants shall have no preferred claim on, or any beneficial ownership interest in, assets of the Trust. To the extent that any Participant acquires the right to receive payment(s) under the Plan, any such right shall be mere unsecured contractual rights of Participants against the Company, and such Participants (or their Beneficiaries) shall have only the unsecured promise of the Company that such payments will be made. Any assets held by the Trust will be subject to the claims of General Creditors under federal and state law in the event of Insolvency, as defined herein with no preference whatsoever given to claims of employees over claims of other unsecured creditors of the Company; and

     (f) to the extent the Plan is covered by ERISA, the Plan is a plan for a select group of management or highly compensated employees, and as such is exempt from the application of ERISA except for the disclosure requirements applicable to such plan, for which the Company bears full responsibility as to compliance. The Company further represents that the Plan is not qualified under IRC ss.401 and therefore, is not subject to any IRC requirements applicable to tax-qualified plans.

     2.3 Irrevocability. Except as provided in Article 9 and this Section 2.3, the Trust shall be irrevocable from the Effective Date, and the assets of the Trust Fund shall be held in accordance with the provisions hereof for the exclusive purpose of providing for the payment of the Company's obligations to pay benefits to Participants under the Plan and to satisfy the claims of General Creditors in the event of Insolvency, and defraying the expenses of the Trust. Except as provided in Section 6.6 and Section 6.8 and in the event of Insolvency, no part of the income or corpus of the Trust Fund shall be recoverable by or for the benefit of the Company.

     2.4 Acceptance by the Trustee. The Trustee accepts the Trust established under this amended and restated Trust Agreement on the terms and subject to the provisions set forth herein, and agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust.

III. CONTRIBUTIONS

     3.1 Calculations of Funding Amount. On or before March 1, 2001, the Company shall contribute to the Trust the Funding Amount as determined on the first Valuation Date. As of each Valuation Date, and until the entire Trust Fund has been distributed, the Company (or, after a Change of Control, the Company's independent public accountants) shall recalculate the Funding Amounts.

     3.2 Contributions as of Each Valuation Date. During the life of the Trust but no later than March 1 of each year, commencing no later than March 1, 2001 the Company shall contribute to the Trust such amount as is necessary to make trust assets equal the Funding Amount as of the previous Valuation Date. The Plan Administrator or its delegate (or, after a Change of Control the Company's independent public accountants) shall provide the Trustee with written notice of the amount of the necessary contribution on or before the date such contribution is due to the Trust. Any such payments to the

Trustee do not discharge or release the Company of its obligation under the Plan or Section 6.2 to pay benefits to Participants under the Plan, and shall at all times be subject to the provisions of Article VII.

     3.3 Additional Contributions by Company. The Company, in its sole discretion, may at any time, or from time to time, deliver additional deposits of cash or other property to the Trustee to augment the Trust Fund, to be held, administered, and disposed of by Trustee as provided in this Trust. Neither Trustee nor any Participant shall have any right to compel such additional deposits.

     3.4 No Dilution of Trust. After a Change of Control the Exhibit B in effect on the date of a Change of Control shall not be amended to include a Participant not named in Exhibit B in effect on the date of a Change of Control, unless pursuant to the requirements of this Section 3.4, at the time of delivery to the Trustee of a proposed amended Exhibit B (the "Delivery Date"), the Company shall deliver to the Trustee a determination by the Company's independent public accountants as of the Delivery Date of the proposed amended Exhibit B of the Funding Amount calculated based on the Participants named in Exhibit B in effect on the Date of the Change of Control and any new or additional Participants named in the proposed amended Exhibit B (the "New Funding Amount") and (b), assets in an amount necessary to make the trust assets equal the New Funding Amount. If the Trustee determines that assets of the Trust Fund, including such assets as are delivered by the Company on the Delivery Date, equal or exceed the New Funding Amount the Trustee shall accept the amended Exhibit B. Any amended Exhibit B so accepted shall be deemed incorporated with the same effect as if otherwise included herein.

IV.  ACCOUNTING AND ADMINISTRATION

     4.1 Trustee Recordkeeping. The Trustee shall keep or cause to be kept accurate and detailed records of any investments, receipts, disbursements, and all other transactions required to be made by the Trustee hereunder. All accounts, books, and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Company. All such accounts, books, and records shall be preserved (in original form, or on microfilm, magnetic tape, or any other similar process) for such period as the Trustee may determine.

     4.2 Company Recordkeeping. The Company shall keep full, accurate, and detailed books and records with respect to the Participants and benefits paid and payable under the Plan, which records shall be made available to the Trustee at its request.

     4.3 Periodic Accounting. Within sixty (60) days following a Valuation Date, the Trustee shall deliver to Company a written accounting, dated as of the Valuation Date, of its administration of the Trust Fund during such year or during the period from the most recent Valuation Date to the date of such recent Valuation Date, which accounting shall be in accordance with the following provisions:

     (a) Such accounting shall set forth all investments, receipts, disbursements, and other transactions effected by the Trust Fund during the preceding year, or during the period from the most recent Valuation Date to the date of such current Valuation Date, including a description of all securities and investments purchased and sold, with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities or other property held in the Trust Fund, less liabilities known to the Trustee (other than liabilities to Participants entitled to benefits under the Plans) at the end of such year or other period, as the case may be. In making a valuation, all cash, securities or other property held in the Trust Fund shall be valued at their then fair market value, insurance policies at net cash surrender value, and shall be in a format as may be established by the Trustee. A copy of each accounting so delivered to the Company shall be open to inspection at the office of the Trustee during normal business hours.

     (b) If within ninety (90) days after the filing of such written accounting, the Company has not delivered to the Trustee notice of any objection to any act or transaction of the Trustee, the initial accounting shall become an account stated as between the Trustee and the Company. If any objection has been delivered to the Trustee by the Company, and if the Company is satisfied that it should be withdrawn, the Company shall signify its approval of the accounting in writing filed with the Trustee, and the accounting shall become an account stated as between the Trustee and the Company. If the accounting is adjusted following an objection thereto, the Trustee shall file and deliver the adjusted accounting to the Company. If within fifteen (15) days after such filing of an adjusted accounting, the Company has not delivered to the Trustee notice of any objection to the transactions as so adjusted, the adjusted accounting shall become an account stated as between the Trustee and the Company.

     (c) Unless an accounting is fraudulent when it becomes an account stated, it shall be finally settled, and the Trustee shall, to the extent permitted by applicable law, be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such accounting.

     4.4 Administrative Powers of Trustee. Except to the extent that authority with respect to the administration of the Trust has been allocated to others in accordance with this Trust and subject to Article V, the Trustee shall have exclusive authority and discretion to manage and administer the Trust. The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Trustee's responsibilities under this Trust and is given in writing by the Company. The responsibility for maintenance of individual benefit records shall be retained by the Company, and may be delegated to such person or entity as the Company may employ from time to time. Except as otherwise provided herein, the Trustee shall have, without exclusion, all powers conferred on trustees by law and, without limiting the foregoing, shall have the following administrative powers, rights, and duties in addition to those provided elsewhere in this Trust:

     (a) to manage, sell, insure, and otherwise deal with all assets held by the Trustee on such terms and conditions as the Trustee shall decide; provided however, prior to a Change of Control, that if the Company delivers written instructions to the Trustee, the Trustee shall follow such instructions;

     (b) when directed by the Company to make payments from the Trust Fund to Participants and, when required by Article VII to make payments from the Trust Fund to General Creditors entitled to payments thereunder;

     (c) except as provided in Article VI and Article VII, to waive, modify, reduce, compromise, release, contest, submit to arbitration, or settle or extend the time of payment of any claims, debts, damages, or demands of any nature in favor of or against the Trustee or all or any part of the Trust Fund;

     (d) to retain any disputed property until an appropriate final adjudication or release is obtained, and to represent the Trust in, or commence or defend, any litigation the Trustee considers in its discretion necessary in connection with the Trust Fund;

     (e) to withhold, prior to a Change of Control, if the Company so directs, all or any part of any payment required to be made hereunder as may be necessary and proper to protect the Trustee or the Trust Fund against any liability or claim on account of any estate, inheritance, income or other tax or assessment attributable to any amount payable hereunder, and to discharge any such liability with any part or all of such payment so withheld in accordance with Section 6.7;

     (f) to maintain records reflecting all receipts and payments under this Trust and such other records as the Company may specify and to which the Trustee agrees, which records may be audited from time to time by the Company or anyone named by the Company; and to furnish a written accounting to the Company as of each Valuation Date, as provided in Section 4.3;

     (g) if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy from a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy;

     (h) to furnish the Company with such information for tax or other purposes which the Company may reasonably request;

     (i) to employ accountants, advisors, agents, legal counsel (who, except following a Change of Control, may be legal counsel to the Company and who are not in the Trustee's reasonable judgment deemed to have a conflict of interest), consultants, custodians, depositories, experts and other providers of services (all of whom may provide similar services to the Company), to consult with them with respect to the implementation and construction of this Trust, the duties of the Trustee hereunder, the transactions contemplated by this Trust, or any act which the Trustee proposes to take or omit, and to rely upon the advice of and services performed by such persons; to delegate discretionary powers to such persons and to reasonably rely upon information and advice furnished by such persons; provided that each such delegation and the acceptance thereof by each such person shall be in writing, and provided further that the Trustee may not delegate its responsibilities as to the management or control of the assets of the Trust Fund;

     (j) to determine whether the Company is Insolvent, and to hold assets of the Trust Fund for the benefit of General Creditors in the event of Insolvency, as provided in Article VII hereof;

     (k) to make payments to Participants, including after a Change of Control as provided in Article VI hereof;

     (l) to perform all other acts which in the Trustee's judgment are appropriate for the proper protection, management, investment, and distribution of the Trust Fund, and to carry out the purposes of the Trust.

V.   INVESTMENTS

     5.1 Generally. With respect to assets for which the Trustee has accepted investment responsibility, the Trustee shall invest and reinvest the principal and income of the Trust and keep the Trust Fund invested, without distinction between principal and income, in accordance with the written investment guidelines established by the Company prior to a Change of Control, and provided to the Trustee by the Company.

     5.2 Investment Powers of Trustee. The exclusive authority and discretion to manage the investments of assets by the Trust Fund has been retained by the Company until such time that the Trustee is appointed Investment Manager. At that time and except as otherwise provided herein, the Trustee shall have, without exclusion, all powers conferred on trustees by applicable law and, without limiting the foregoing, shall have the following powers, rights, and duties in addition to those provided elsewhere in this Trust:

     (a) to invest and reinvest in any property wherever situated, whether real, personal, mixed, foreign or domestic, including common and preferred stocks, mutual funds, bonds, notes, and debentures (including convertible stocks and securities), leaseholds, mortgages (including, without limitation, any collective or part interest in any bond and mortgage or note and mortgage), certificates of deposits, life insurance contracts, guaranteed investment contracts, and guaranteed annuity contract, all regardless of diversification and without being limited to investments authorized by law for the investment of trust funds;

     (b) to invest and reinvest, without distinction between principal and income, in contracts for future delivery of United States Treasury Bills, other financial instruments, or indices based on any group of securities, and in options to buy or sell indices based on any group of securities or any kind of evidences of ownership or indebtedness, including financial instruments or futures contracts relating thereto;

     (c) to invest and reinvest part or all of the Trust Fund in any deposit accounts, deposit administration fund maintained by a legal reserve life insurance company in accordance with an agreement between the Trustee and such insurance company, a group annuity contract or life insurance policies issued by such insurance company to the Trustee as contract holder, any interest bearing deposits held by any financial institution, investments in any stocks, bonds, debentures, mutual fund shares, notes, commercial paper, treasury bills, and any mutual, common, commingled or collective trust funds or pooled investment funds, and to diversify such investments so as to minimize the risk of losses;

     (d) to vote stock and other voting securities personally or by proxy (and to delegate the Trustee's powers and discretion with respect to such stock or other voting securities to such proxy), to exercise subscription, conversion and other rights and options (and make payments from the Trust Fund in connection therewith), to take any action and to abstain from taking any action with respect to any reorganization, consolidation, merger, dissolution, recapitalization, refinancing and any other plan or change affecting any property constituting a part of the Trust Fund (and in connection therewith to delegate the Trustee's discretionary powers and pay assessments, subscriptions and other charges from the Trust Fund), to hold or register any property from time to time in the Trustee's name or in the name of a nominee or to hold it unregistered or in such form that title shall pass by delivery; and to borrow from anyone, including itself (to the extent permitted by law), such amounts from time to time as the Trustee considers desirable to carry out this Trust (and to mortgage or pledge all or part of the Trust Fund as security); to participate in any plan or reorganization, consolidation, merger, combination, liquidation, or other similar plan relating to any such property, and to consent to or oppose any such plan or any action thereunder, or any contract lease, mortgage, purchase, sale, or other action by any corporation or other entity any of the securities of which may at any time be held in the Trust Fund, and to do any act with reference thereto;

     (e) to retain in cash such amounts as the Fiduciary delegated Investment Management considers advisable and as permitted by applicable law, and to deposit any cash so retained in any depository (including any bank acting as Trustee).

     (f) when directed by the Company prior to a Change of Control, and subject to Section 4.4(g), to apply for, pay premiums on, and maintain in force individual, ordinary, variable, or universal life insurance policies on the lives of Participants, which policies may contain provisions which the Company may approve or direct; to receive or acquire such policy or policies from the Company, but the Trustee may purchase a life insurance policy from a person other than the insurer which issues a policy only if the Trustee pays, transfers, or otherwise exchanges an amount no more than the cash surrender value of the policy or policies, and the policy or policies is (are) not subject to a mortgage or similar lien which the Trustee would be required to assume; to have with respect to such policy or policies any rights, powers, options, privileges, and benefits usually comprised in the term "incidents of ownership" and normally vested in an owner of such policy or policies to be exercised only pursuant to Company direction prior to a Change of Control;

     (g)  to retain any property at any time received by it;

     (h) to sell, to exchange, to convey, to transfer, or to dispose of and to grant options for the purchase or exchange with respect to it any property at any time held by it, by public or private sale, for cash or on credit or partly for cash and partly for credit;

     (i) to deposit any such property with any protective, reorganization, or similar committee; to delegate discretionary power to any such committee; and to pay part of the expenses and compensation of any such committee and any assessments levied with respect to any property so deposited;

     (j) to exercise any conversion privilege or subscription right available in connection with any such property, and to do any act with reference thereto, including the exercise of options, the making of agreements or subscription, and the payment of expenses, assessment or subscription, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which it may so acquire;

     (k)  to extend the time of payment of any obligation held in the Trust
     Fund;

     (l) to enter into standby agreements for future investment either with or without a standby fee;

     (m) to acquire, renew, or extend, or participate in the renewal or extension of any mortgage, and to agree to a reduction in the rate of interest on any indebtedness or mortgage or to any other modification or change in the terms of any indebtedness or mortgage, or of any guarantee thereto, in any manner and to any extent that may be deemed advisable for the protection of the Trust Fund or the preservation of any covenant or condition of any indebtedness or mortgage or in the performance of any guarantee, or to enforce any default in such manner and to such extent as may be deemed advisable; and to exercise and enforce any and all rights of foreclosure, to bid on any property in foreclosure, to take a deed in lieu of foreclosure with or without paying a consideration therefor, and in connection therewith to release the obligation on the bond secured by such mortgage; and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect of any such indebtedness or mortgage or guarantee;

     (n) to make, execute, and deliver, as Trustee, any and all deeds, leases, notes, bonds, guarantees, mortgage, conveyance, contracts, waivers, releases, or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers;

     (o) to organize under the laws of any state one or more corporations, partnerships, or trusts for the purpose of acquiring and holding title to any property that it is authorized to acquire under this Trust and to exercise with respect thereto any or all of the powers set forth in this Trust;

     (p) notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or pursuant to applicable law, the Trustee shall not have any power that would give this Trust the objective of carrying on a business and dividing the gains therefrom within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated under the IRC; and

     (q) generally to do all acts, whether or not expressly authorized, that the Trustee deems necessary or desirable for the protection of the Trust Fund, and to carry out the purposes of the Trust.

     5.3 Investment Managers. The Company, prior to a Change of Control, may appoint one or more Investment Managers to direct the investment of any part or all of the assets of the Trust Fund by the Trustee. Appointment of an Investment Manager shall be made by written notice to the Investment Manager(s) and to the Trustee, which notice shall specify those powers, rights, and duties of the Trustee under this Trust that are allocated to the Investment Manager(s) and the portion of the assets of the Trust Fund subject to the Investment Manager(s). After it receives written notice of such appointment the Trustee shall have no obligation or responsibility for those investment duties which are allocated to an Investment Manager. An Investment Manager so appointed pursuant to this paragraph shall be either a registered investment adviser under the Investment Advisers Act of 1940, a bank, as defined in said Act or an insurance company qualified to manage, acquire and dispose of the assets of the Plans under the laws of more than one state of the United States. Any such Investment Manager shall acknowledge to the Company in writing that it accepts such appointment. The Trustee shall not be liable for any loss or diminution of any assets managed by an Investment Manager, including without limitation any loss or diminution caused by any action or inaction taken or omitted by it at the direction of an Investment Manager. In addition, the Trustee shall not be liable for the diversification of any assets managed by Investment Managers of the Company, each of which shall be solely the responsibility of the Company. An Investment Manager may resign at any time upon written notice to the Trustee and the Company. Prior to a Change of Control, the Company may remove an Investment Manager at any time by written notice to the Investment Manager and the Trustee.

The Company may, prior to a Change of Control, by written notice to the Trustee assume investment responsibility for any portion or all of the Trust assets. The Trustee shall have no responsibility for any investments or review of such investments and shall act with respect to such assets only as directed by the Company.

Subsequent to a Change of Control, the Trustee shall have the right to retain or discharge an Investment Manager in its sole and absolute discretion.

         5.4 Reserved.

         5.5 Single Fund. All assets of the Trust Fund and of each investment fund, and the income thereon, shall be held and invested as a single fund and the Trustee shall not make any separate investment of the Trust Fund, or make any separate investment fund, for the account of any Participant or other General Creditors prior to receipt of directions to make payments to such Participant or other General Creditors in accordance with Article VI or Article
VII. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Participants.

VI.      PAYMENTS FROM THE TRUST

         6.1 Obligation of Trustee to Make Payments to Participants. The Trustee's obligation to distribute to any Participant out of the assets of the Trust Fund shall be limited to payment at such times and in such amounts as are properly in conformance with the provisions of Section 6.3. Payments to Participants pursuant to this Article VI shall be made by the Trustee to the extent that funds in the Trust Fund are sufficient for such purpose, and shall at all times be subject to the provisions of Article VII. In the event the Company determines that it will pay benefits directly to Participants as they become due under the terms of the Plan, the Company shall notify the Trustee of its decision prior to the time amounts are payable to Participants.

         6.2 Obligation of the Company to Make Payments to Participants. Notwithstanding anything in the Trust to the contrary, the Company shall remain primarily liable to pay benefits under the Plan. Distributions to Participants from the Trust Fund shall discharge, reduce, and offset the Company's obligation to pay benefits to or on behalf of the Participant, to the extent of the distributions, with respect to the Plan. If the Company's obligation to pay a benefit under the Plan is not fully discharged, reduced, and offset by a distribution from the Trust, then the Company shall make the balance of each such benefit payment as it becomes due.

         6.3 Distributions to Participants. Distributions which shall be made from the Trust Fund to pay benefits in accordance with the Plan shall be initiated by:

         (a) written direction to the Trustee from the Plan Administrator, which direction shall certify that such distribution(s) is(are) in accordance with the Plan, and specify the timing, form, payee, and amount of such benefit payments, including any federal, state, or local income taxes to be withheld, and the Trustee shall make or commence the directed distributions after receipt of such written direction; or

          The Trustee shall have no liability regarding determinations made in good faith by the third party retained by it in accordance with this subsection.

In the event the Company shall pay benefits directly to Plan Participants as they become due under the terms of the Plan, the Company shall notify Trustee of its decision prior to the time amounts are payable to Participants.

         6.4 Reserved.

         6.5 Insufficient Trust Fund Assets. If at any time the Trustee determines or is advised that the Trust Fund does not have sufficient assets to permit the Trustee to make a payment properly directed pursuant to this Trust including a payment provided for under Section 10.7 of this Trust, the Trustee shall pay any benefits due (if otherwise payable hereunder) to Participants on a pro rata basis based on the actual vested benefit obligation on the books of the
--- ----
Company as directed by the Plan Administrator, and the Company shall make the balance of such Payments as they become due. If the Plan Administrator determines that the Trust Fund does not have sufficient funds to provide for the payment of all amounts otherwise payable to participants (or their Beneficiaries) from the Trust under the Plans, it shall notify the Company and the Trustee of the amount of the deficiency, and, within forty-five (45) days of such notice, the Company shall deposit in trust with the Trustee the additional amounts needed to make such payments.

         6.6 Payment of Excess Assets to Company. Subject to Article VII and except as otherwise provided in this Section and Section 6.8 hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust Fund before payment of all benefits due or to become due have been made to Participants (or their Beneficiaries) pursuant to the terms of the Plan. If, as of a Valuation Date, and based on the fair market value of the Trust Fund as determined by the Trustee in accordance with
Section 4.3 hereof the Trust Fund holds Excess Assets, then in the event the Trustee has received within ninety (90) days after the most recent Valuation Date a written request executed by the Company, the Trustee shall transfer to the Company, within thirty (30) days after the receipt of the request, and provided that a Potential Change of Control Period does not exist on the date of the transfer, such assets of the Trust Fund selected by the Company which have a fair market value equal to the amount of such Excess Assets, after converting such assets to cash if requested by the Company. Any payment of Excess Assets to the Company under this Section shall not discharge or release the Company of its obligation to make any contribution required under Article III (including the requirement of a Company contribution to the Trust upon the occurrence of a Potential Change of Control or a Change of Control), and its obligation to pay benefits to Participants under the Plan. Any payment of Excess Assets in accordance with this Section shall be subject to the provisions of Article VII.

         6.7 Company to Direct Withholding and Employment Taxes. The Company shall obtain from the Participant any tax withholding information necessary under applicable law and will direct the Trustee with respect to any applicable withholding.

         6.8 Payment in Reversion to Company. Subject to Article VII, upon receipt of written certification from the Company that all obligations of the Company to Participants with respect to the Plan have been satisfied, and if the Trust Fund shall have any assets remaining, the Trustee shall distribute such remaining assets of the Trust Fund to the Company, after converting such assets to cash if requested by the Company, subject to the Trustee's right to retain such reasonable amount for compensation and expenses as provided in Section
10.7. The Trust shall thereafter terminate as provided in Section 9.2.

         6.9 Arbitration of Disputes. Except as otherwise specifically provided for herein, in the event of any dispute with respect to the Trust between or among a Participant, the Company, or the Trustee with respect to the Plan such dispute shall be resolved by arbitration in the City of Hartford, Connecticut in accordance with the rules governing commercial arbitration established by the American Arbitration Association, and a judgment upon the award may be entered in any court having jurisdiction thereof. Except as provided in this Section, the costs of such arbitration shall be borne as determined by the Arbitrator. The denial of a benefit shall be final and binding on a Participant, unless the Participant provides to the Company a written request for arbitration within one (1) year of the date the Committee issues a final denial of such benefit. The arbitrator's review of a denied benefit shall be de novo. The arbitrator(s) shall have no power to add to, subtract from, or modify in any other way, the terms of the Trust, nor render an award which exceeds the courts jurisdiction.

Notwithstanding, the preceding, the costs of arbitration allocated to a party, and the reasonable attorneys', and experts' fees expended in the course of such arbitration, shall be paid by the Company, or if not paid by the Company, the Trust.

VII.     PAYMENTS ON INSOLVENCY OF THE COMPANY

         7.1 No Security Interest. No Participant shall have any claim on or beneficial ownership interest in the Trust Fund before such assets are paid to the Participant, except as an unsecured creditor of the Company. The Company shall not create a security interest in the Trust Fund in favor of any Participant or any other General Creditor. At all times during the continuance of this Trust as provided in this Article VII hereof, the principal and income of the Trust Fund shall be subject to the claims of General Creditors under federal and state law. If at any time the Trustee has received notice as provided below that Company is Insolvent, Trustee shall discontinue payments to Participants, and shall hold assets of the Trust Fund for the benefit of the Company's General Creditors, pursuant to the provisions of Section 7.3, with no preference whatsoever given claims of employees over claims of other unsecured creditors of the Company.

         7.2 Determination of Insolvency. Notwithstanding any other provisions of this Trust, the following provisions shall apply:

         (a) The Board of Directors and the Chief Executive Officer of the Company shall have the fiduciary duty and responsibility on behalf of General Creditors to notify the Trustee promptly in writing in the event the Company is Insolvent, and the Trustee shall have the right to rely thereon to the exclusion of all directions or claims for payment made thereafter by Participants.

         (b) If the Trustee has actual knowledge that the Company is Insolvent, the

         Trustee shall act in accordance with Section 7.3 hereof.

         (c) Unless the Trustee receives written notice from the Board of Directors or the Chief Executive Officer of the Company that the Company is Insolvent or from a person claiming to be a General Creditor and claiming that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. If the Trustee receives a written allegation from a person claiming to be a General Creditor that the Company is Insolvent the Trustee's only duty of inquiry shall be to request that the Company's independent public accountants determine whether the Company is Insolvent, and the Trustee shall suspend benefit payments pending such determination. If the Company's independent public accountants advise the Trustee that the Company is not Insolvent it shall resume payments in accordance with this Trust. If the Trustee receives notice of the Company's Insolvency pursuant to this Section 7.2(c), it shall act in accordance with this Section and Section 7.3 hereof.

         7.3 Payments When Company Is Insolvent. Notwithstanding any other provision of this Trust to the contrary, if the Trustee has actual knowledge as described in 7.2(b), has been advised pursuant to 7.2(c) or receives actual notice described in Section 7.2(a) that the Company is Insolvent

         (a) by reason of Section 1.11(b), the Trustee shall suspend payments to Participants and shall notify Participants of the suspension, and shall hold the Trust Fund for the benefit of the General Creditors, and shall pay and deliver the entire amount of the Trust Fund only as a court of competent jurisdiction, or duly appointed receiver or other person authorized to act by such court, may order or direct to make the Trust Fund available to satisfy the claims of the General Creditors (payments to Participants in accordance with the terms of the Plan may be resumed only pursuant to Section 7.4 hereof); or

         (b) by reason of Section 1.11(a), the Trustee shall suspend payments to Participants and shall notify Participants of the suspension, and shall
         (i) hold the Trust Fund for the benefit of General Creditors or (ii) pay over all or a portion of the Trust Fund to General Creditors if directed by the Company or an appropriate judicial forum.

Nothing in this Trust Agreement shall in any way diminish any rights of Participants to pursue their rights as unsecured creditors of Company with respect to benefits under the Plan, or otherwise.

         7.4 Resumption of Duties after Insolvency. In the absence of notice of a Court order to the contrary, the Trustee shall resume all of its duties and responsibilities under the Trust, including payments to Participants if otherwise provided for herein within thirty (30) days of the Trustee's receipt of a determination from the Company's independent public accounting firm that the Company is no longer Insolvent.

         (a) Trust Recovery of Payments to Creditors. In the event that amounts are paid from the Trust Fund to General Creditors of the Company, then as soon as practicable after the Company is no longer Insolvent, the Company shall deposit into the Trust Fund a sum which causes the funds to be equal to the Funding Amount, determined as of the date the Company is no longer Insolvent which date shall be a Valuation Date. The Company (or, after a Change of Control, the Trustee's independent public accountants) shall provide the Trustee and Company with written certification of such Funding Amount. The Company within ninety (90) days of the Trustee's receipt of such notice, shall deposit such amount to the Trust.

         (b) Determination of Payment Amount: Resumption of Payments. Provided that there are sufficient assets of the Trust Fund, if Trustee discontinues the payment of benefits from the Trust pursuant to Section
         7.3 and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants under the terms of the Plan for the period of such discontinuance, as determined by the Plan Administrator, less the aggregate amount of any payments made to Participants by the Company in lieu of the payments provided for hereunder during any such period of discontinuance. If the Trustee suspends a payment to a Participant under this Section, and subsequently makes such payment, the payment shall include interest at the rate of interest per annum equal to the prime rate as published by Wells Fargo Bank, N.A. for each day from the date of suspension to the date of payment as calculated by the Plan Administrator.

         7.5 Reserved.

VIII.    RESIGNATION OR REMOVAL OF TRUSTEE

         8.1 Resignation or Removal of Trustee. The Trustee may resign for any reason or for no reason and at any time by giving thirty (30) days prior written notice to the Company (or such shorter notice as may be agreed to by the Company and the Trustee).

Subject to Section 8.2(b) hereof the Company may remove the Trustee, for any reason and with or without cause, by giving thirty (30) days prior written notice to the Trustee (or such shorter notice as may be agreed to by the Company and the Trustee). Provided that, if the Company removes the Trustee because of the Trustee's breach of this Agreement, such removal may be effective on shorter notice, as determined by the Company.

         8.2 Successor Trustee. In the event of the resignation or removal of a Trustee, a successor Trustee shall be appointed. Any successor Trustee appointed pursuant to this Section must be a corporation which is not an affiliate of the Company and which is authorized under the laws of the United States or of any state to administer trusts and has at the time of its appointment total capital and surplus of at least Fifty Million Dollars ($50,000,000). The Company shall give notice of any such appointment to the retiring Trustee and the successor Trustee. A successor Trustee shall be appointed in accordance with the following provisions:

         (a) At any time prior to a Change of Control, a successor Trustee shall be appointed by the Company. If a Trustee should resign or be removed, and the Company does not notify the Trustee of the appointment of a successor Trustee within forty-five (45) days of its notice of its resignation or removal then the Company shall be deemed to have failed to have appointed a successor Trustee, and the Trustee shall apply to a court of competent jurisdiction for appointment of a successor Trustee.

         (b) After the occurrence of a Change of Control the Trustee who is the Trustee on the date of the Change of Control may not be removed by the Company for three (3) years from the date of the Change of Control.

Notwithstanding Section 8.1, no resignation by or removal of the Trustee shall be effective prior to the effective date of the appointment of a successor Trustee by the Company or a court of competent jurisdiction.

         8.3 Duties of Retiring and Successor Trustees. In the event of the resignation or removal of a Trustee, the retiring Trustee shall within thirty
(30) days after the effective date of resignation or removal, furnish to the successor Trustee and the Company a final accounting of its administration of the Trust. A successor Trustee shall succeed to the right and title of the predecessor Trustee in the assets of the Trust Fund and the retiring Trustee shall deliver the property constituting the assets of the Trust Fund (less any unpaid fees and expenses of the retiring trustee) to the successor Trustee, together with any instruments of transfer, conveyance, assignment and further assurance as the successor

Trustee may reasonably require. All of the provisions of the Trust set forth herein with respect to the Trustee shall relate to each successor Trustee with the same force and effect as if such successor Trustee had been originally named as the Trustee hereunder. To the extent permitted by law, neither the Trustee nor the successor Trustee shall be liable for any act or failure to act, and shall not be required to examine the accounts, records, or acts of the other.

         8.4 Reserved.

IX.      AMENDMENT AND TERMINATION OF TRUST

         9.1 Amendment. Except as otherwise provided in Section 2.3 of this Trust, the Trust may be amended (but may not be not revoked unless all of the Company's obligations with respect to the Plan have been satisfied) in writing from time to time by delivery to the Trustee of such amendment executed by the Company, which amendment shall include the effective date of such amendment. Any amendment of the Trust may be made:

         (a) prior to a Change of Control, without limitation and in any manner and effective as of any date, including a retroactive effective date, if accompanied by the written certification that no Change of Control has occurred;

         (b) after a Change of Control only if a period of three (3) years has elapsed since the Change of Control, or either

             (1) such amendment is accompanied by the specific written consent to the amendment by Participants whose interests under the Plan, computed by the Company's independent public accounting firm as of the effective date of such amendment, represent at least fifty one-percent (51%) of the total of all actuarial interests or Account balances under the Plan; or

             (2) such amendment is accompanied by the opinion of outside legal counsel satisfactory to the Trustee that the amendment is necessary for the purpose of conforming the Trust to any present or future federal or state law (including revenue laws) relating to trusts of this or a similar nature, as such laws may be amended from time to time, and a certification that a copy of such amendment and opinion of counsel has been delivered to each Participant.

No amendment shall conflict with the terms of the Plan subject to the amendment, and no amendment may reduce the "Funding Amount" or the contribution requirements of Article III to less than one hundred percent (100%), or 120% following a change in control or potential change in control of the actual benefit obligation on the books of the Company; provided such amendment shall be made and effective prior to a Potential Change of Control or a Change of Control. No amendment shall operate to change the duties and liabilities of the Trustee without its consent or make the Trust revocable after it has become irrevocable in accordance with Section 2.3 hereof unless the Company has satisfied all obligations it may have with respect to the Plan as of the date of such amendment. The Company and the Trustee shall execute such amendments of the Trust as shall be necessary to give effect to any amendment made in accordance with this Section.

         9.2 Termination. After all assets of the Trust Fund have been distributed by the Trustee to the Participants or their Beneficiaries in accordance with Article VI, the Trustee shall render an accounting, which shall be the final accounting, in the manner provided for in Section 4.3. Upon acceptance of the accounting by the Company, any assets remaining in the Trust Fund, after deduction of such reasonable amount for compensation and expenses as provided for in Section 10.7, shall be returned to the Company in the manner provided in Section 6.8, and the Trust shall terminate thereupon. The Trust and all the right, titles, powers, duties, discretions and immunities imposed on or reserved to the Trustee and the Company, shall continue in effect until all assets of the Trust Fund have been distributed as provided herein.

         9.3 Reserved.

X.       GENERAL PROVISIONS

         10.1 Coordination with Plan. The responsibilities of the Trustee shall be governed solely by the terms of this Trust Agreement.

         10.2 Litigation. In any action or proceeding regarding the Trust, the Company, any assets of the Trust Fund, or the administration of the Trust any creditors who are not parties to such action or proceedings and any other persons having or claiming to have a beneficial interest in the Trust shall not be necessary parties and shall not be entitled to any notice of process. Any final judgment which is not appealed or appealable and which may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and all persons having or claiming to have a beneficial interest in the Trust. Acceptance by a creditor of assets of the Trust Fund shall constitute a release of an equal amount of any obligations of the Company to such creditor.

         10.3 Trustee's Action Conclusive. The Trustee's exercise or non-exercise of its powers and discretion in good faith shall be conclusive on all persons. No one other than the Company shall be obliged to see to the application of any money paid or property delivered to the Trustee. The certificate of the Trustee that it is acting according to this Trust will fully protect all persons dealing with the Trustee.

         10.4 No Guarantee or Responsibility. Notwithstanding any other provision of this Trust to the contrary, the Trustee does not guarantee payment of any amount which may become due and payable to a Participant. The Trustee shall have no responsibility for the disclosure to Participants regarding the terms of the Plan or of this Trust, or for the validity thereof. The Trustee shall not be responsible for administrative functions under the Plan and shall have only such responsibilities under this Trust Agreement as specifically set forth herein. The Trustee will be under no liability or obligation to anyone with respect to any failure on the part of the Company, the Plan or, the Company's independent public accounting firm, Investment Manager, or a Participant to perform any of their respective obligations under the Plan or this Trust. The Trustee shall be fully protected in relying upon any notice or direction provided to it from any party in connection with the Trustee's duties hereunder which the Trustee in good faith believes to be genuine, and executed and delivered in accordance with this Trust. Nothing in this Trust shall be construed as requiring the Trustee to make any payment in excess of the amounts held in the Trust Fund at the time of such payment or otherwise to risk or expend its own funds.

         10.5 Liabilities Mutually Exclusive. Each of the Trustee and the Company shall be responsible only for its own acts or omissions.

         10.6 Indemnification. The Company agrees to indemnify to the extent permitted by law the Trustee and hold it harmless against Trustee's costs, expenses and liabilities (including, without limitations attorneys' fees and expenses) arising out of or in connection with the performance of the Trustee's duties arising hereunder (but excluding costs arising as a result of the Trustee's bad faith or gross negligence in the performance of its responsibilities hereunder), and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust. This Section shall survive the termination of the Trust.

         10.7 Expenses and Compensation. The Trustee shall be paid compensation by the

Company in an amount agreed to by the Company and the Trustee. The Trustee shall be reimbursed by the Company for reasonable expenses incurred by it in the management and administration of this Trust Agreement and if the Trustee is not timely reimbursed with respect to amounts due pursuant to this Section 10.7 (or in the case of expenses to be incurred pursuant to Sections 3.5, 6.3(b), and 6.9 hereof), the Trustee may charge such amounts against the Trust Fund. Any compensation or expenses so agreed upon or otherwise payable not paid by the Company on a timely basis may be charged to the Trust Fund no more frequently than quarterly upon notice to the Company.

         10.8 Reserved.

         10.9 Notice. Any notice to the Trustee or to the Company required or permitted under this Trust shall be duly and properly given and delivered if sent by certified United States mail, return receipt requested, to the Trustee at:

                                      Wells Fargo Bank, N.A.
                                      Attn: Peggy Cowan
                                      Institutional Trust Group MAC:A-0101-021
                                      420 Montgomery Street, 2/nd/ Floor
                                      San Francisco, California 94104
and to the Company at:

                                      ADVO, Inc.
                                      Attn: Donald McCombs
                                      Chief Financial Officer
                                      One Univac Lane
                                      Windsor, CT 06095-2668

or to such other address as the Trustee or the Company may specify by written notice to the other.

         10.10 Antiassignment clause. Benefits payable to Participants and their Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         10.11 True and Correct Document. Any persons dealing with the Trustee may rely upon a copy of this Trust and any amendments thereto certified to be true and correct by the Trustee.

         10.12 Waiver of Notice. Any notice required under this Trust may be waived by the person entitled to such notice.

         10.13 Counterparts. This Trust may be executed in two or more counterparts, any one of which will be an original without reference to the others.

         10.14 Gender and Number. Words denoting the masculine gender shall include the feminine and neuter genders and the singular shall include the plural and the plural shall include the singular wherever required by the context.

         10.15 Successors. This Trust shall be binding on all persons entitled to payments hereunder and their respective heirs and legal representatives, and on the Company, the Trustee, and their respective successors.

         10.16 Severability. If any provision of this Trust is held to be illegal or invalid, such illegality or invalidity shall not affect the remaining provisions of this Trust which shall be construed and enforced as if such illegal or invalid provisions had never been inserted herein.

         10.17 Applicable Law. The Trust shall be governed by and construed in accordance with the laws of the State of Connecticut with respect to the Company's obligations and in accordance with the laws of the State of California with respect to the Trustee's obligations and Trust Administration.

         IN WITNESS WHEREOF, the Company and the Trustee have caused this trust agreement to be signed by their duly authorized representatives, and have caused their respective seals to be hereunto affixed, as of the Effective Date.


                                                ADVO, INC.


                                        By:     /s/ DONALD E. MCCOMBS
                                                -------------------------------
                                                     Donald E. McCombs



                                        Its:    Chief Financial Officer
                                                -------------------------------


                                                WELLS FARGO BANK, N.A.
                                                As Trustee

                                        By:     /s/ K.R. REID
                                                -------------------------------
                                                    K.R. Reid

                                        Its:    AVP
                                                -------------------------------


                                        By:     /s/ M.J. COWEN
                                                -------------------------------
                                                    M.J. Cowen

                                        Its:    Trust Director
                                                -------------------------------

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